Exhibit (99)(a)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Wachovia Preferred Funding Corp. (“Wachovia Funding”) for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, G. Kennedy Thompson, Chief Executive Officer of Wachovia Funding, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Wachovia Funding.

/s/ G. KENNEDY THOMPSON

G. Kennedy Thompson Chief Executive Officer March 31, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Wachovia Preferred Funding Corp. and will be retained by Wachovia Preferred Funding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.